Exhibit 99.2

Unaudited Financial Statements of

International CuMo Mining Corporation

For the Three and Six Months Ended

December 31, 2022

International CuMo Mining Corporation

Balance Sheets

(unaudited)

	December 31,	June 30,
	2022	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$267,678	$127,016
Total current assets	267,678	127,016
Property and equipment, net	875,917	875,917
Other assets	100,000	100,000
Total assets	$1,243,595	$1,102,933

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$289,133	$222,934
Accrued interest	1,557,514	1,431,246
Convertible notes	3,674,000	3,349,000
Total current liabilities	5,520,647	5,003,180
Bond liabilities	100,000	100,000
Total liabilities	5,620,647	5,103,180

Commitments and contingencies	-	-

Stockholders’ Equity(Deficit):
Common stock, no par value, 136,000,000 shares issued and outstanding as of December 31, 2022 and June 30, 2022	-	-
Additional paid-in capital	19,763,184	19,251,722
Accumulated deficit	(24,140,236)	(23,251,969)
Total stockholders’ (deficit)	(4,377,052)	(4,000,247)
Total liabilities and equity	$1,243,594	$1,102,933

The accompanying notes are an integral part of the unaudited financial statements.

International CuMo Mining Corporation

Statements of Operations

(unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
General and administrative expense	$925,341	$25,178	$1,043,697	$154,678
Total operating expenses	925,341	25,178	1,043,697	154,678
Income (loss) from operations	(925,341)	(25,178)	(1,043,697)	(154,678)
Other (expense)
Interest expense	(126,268)	(217,458)	(126,268)	(217,458)
Other income	281,698		281,698
Total other income, net	155,430	(217,458)	155,430	(217,458)
Income (loss) before income taxes	(769,911)	(242,636)	(888,267)	(372,136)
Provision for income taxes (benefit)	-	-	-	-
Net loss	$(769,911)	$(242,636)	$(888,267)	$(372,136)

Basic and diluted earnings (loss) per common share	$(0.01)	$(0.00)	$(0.01)	$(0.00)

Weighted-average number of common shares outstanding:
Basic and diluted	136,000,000	105,000,000	136,000,000	105,000,000

The accompanying notes are an integral part of the unaudited financial statements.

International CuMo Mining Corporation

Statements of Cash Flows

(unaudited)

	Six Months	Six Months
	Ended	Ended
	December 31,	December 31,
	2022	2021
Cash flows from operating activities
Net income (loss)	$(888,267)	$(372,136)
Financing fees associated with warrant issuance	511,462
Adjustments to reconcile net loss to cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	192,467	53,441
Net cash provided by (used in) operating activities	(184,338)	(318,695)

Cash flows from financing activities:
Proceeds from the sale of convertible notes	325,000	-
Proceeds from the sale of silver debentures	-	318,680

Net increase (decrease) in cash and cash equivalents	140,662	(318,695)
Cash and cash equivalents at beginning of period	127,016	588
Cash and cash equivalents at end of period	$267,678	$573

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-

The accompanying notes are an integral part of the unaudited financial statements.

International CuMo Mining Corporation

Statements of Changes in Stockholders’ Deficit

(Unaudited)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Value	Capital	Deficit	Deficit
Balance, June 30, 2021	105,000,000	$-	$16,151,723	$(22,093,875)	$(5,942,152)
Net loss				(129,500)	(129,500)
Balance, September 30, 2021	105,000,000	$-	$16,151,723	$(22,223,375)	$(6,071,652)
Net loss				(242,636)	(242,636)
Balance December 31, 2021	105,000,000	$-	$16,151,723	$(22,466,011)	$(6,314,288)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Value	Capital	Deficit	Deficit
Balance, June 30, 2022	136,000,000	$-	$19,251,723	$(23,251,969)	$(4,000,247)
Net loss				(118,356)	(118,356)
Balance, September 30, 2022	136,000,000	$-	$19,251,723	$(23,370,325)	$(4,118,603)
Net loss				(769,911)	(769,911)
Financing fees related to warrants issued with convertible debt			511,462		511,462
Balance December 31, 2022	136,000,000	$-	$19,763,185	$(24,140,236)	$(4,377,052)

The accompanying notes are an integral part of the unaudited financial statements.

International CuMo Mining Corporation

Notes to the Unaudited

Financial Statements

December 31, 2022

(Expressed in US dollars)

1.	Nature of operations

International CuMo Mining Corporation (“ICMC”, or the “Company”) is an exploration and development company with mineral right interests in the United States of America. ICMC was originally incorporated under the laws of Nevada in 2005, as Mosquito Mining Corp. In 2013, the Company was moved to Idaho and the name changed to Idaho CuMo Mining Corporation. In early January 2021 the name was changed to International CuMo Mining Corporation.

The Company is in the process of exploring its mineral right interests in the United States and at the date of these financial statements, has not yet determined whether any of its mineral properties contain economically recoverable mineral reserves. Accordingly, the carrying amount of mineral right interests represents cumulative expenditures incurred to date and does not necessarily reflect present or future values. The recovery of these costs is dependent upon the discovery of economically recoverable mineral reserves and the ability of ICMC to obtain the necessary financing to complete their exploration and development and to resolve any environmental, regulatory, or other constraints. Uncertainty also exists with respect to the recoverability of the carrying value of certain mineral right interests. The ability of the Company to realize its investment in resource properties is contingent upon the resolution of the uncertainties and confirmation of the Company’s title to the mineral properties.

ICMC’s common shares are not listed on any exchange

The Company’s year-end is June 30th.

2.	Basis of Presentation.

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The financial statements are presented in US dollars and all values are rounded to the nearest dollar except where otherwise indicated.

Principles of Consolidation

The financial statements include the accounts of International CuMo Mining.

Management’s Representation of Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements include all of the adjustments, which in the opinion of management are necessary for a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Tables included in notes may not sum due to rounding.

Going Concern

These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that the Company will continue operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due. Since its inception, the Company has incurred cumulative losses of $24,140,236 and as of December 31, 2022, had a working capital deficiency of $5,252,969 which may cast significant doubt regarding ICMC’s ability to continue as a going concern.

International CuMo Mining Corporation

Notes to the Unaudited

Financial Statements

December 31, 2022

(Expressed in US dollars)

The Company does not generate material cash flows from operations and accordingly, ICMC will need to raise additional funds through the future issuance of securities. Although ICMC has been successful in raising funds in the past, there can be no assurance ICMC will be able to raise sufficient funds in the future, in which case the Company may be unable to meet its obligations as they come due in the normal course of business. The Company has not determined whether any of its properties contain mineral reserves that are economically recoverable. It is not possible to predict whether financing efforts will be successful or if the Company will attain a profitable level of operations. Should ICMC be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts on the statement of financial position.

3.	Summary of significant accounting policies

Significant accounting judgments and estimates

The Company makes estimates and assumptions about the future that affect the reported amounts of assets and liabilities. Estimates and judgments are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual experience may differ from these estimates and assumptions.

The effect of a change in an accounting estimate is recognized prospectively by including it in comprehensive income in the period of the change, if the change affects that period only, or in the period of the change and future periods, if the change affects both.

Information about critical accounting estimates and judgments in applying accounting policies that have the most significant risk of causing a material adjustment to the carrying amounts of assets and liabilities recognized in the financial statements are discussed below:

a)	Unproven mineral right interests

The application of the Company’s accounting policy for unproven mineral right interests requires judgment in determining whether it is likely that future economic benefits will flow to the Company, which may be based on assumptions about future events or circumstances. Estimates and assumptions may change if new information becomes available. If, after expenditures are capitalized, information becomes available suggesting that the recovery of the expenditures is unlikely, the amount capitalized is impaired with a corresponding charge to profit or loss in the period in which the new information becomes available.

b)	Title to unproven mineral right interests

Although the Company has taken steps to verify title to its unproven mineral right interests, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

International CuMo Mining Corporation

Notes to the Unaudited

Financial Statements

December 31, 2022

(Expressed in US dollars)

c)	Convertible debentures

The Company presents convertible debentures separately in its debt and equity components on the statement of financial position. The fair value of a compound instrument at issuance is assigned to its respective debt and equity components. The fair value of the debt component is established first with the equity component being determined by the residual amount.

d)	Going concern

Critical judgment and estimates are applied for the determination that the Company will continue as a going concern for the next year.

●	Estimates

a)	Share-based payments and finance expense calculations:

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date in which they are granted. Estimating fair values for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant.

The fair value of the Company’s stock option and warrant grants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model, and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

b)	Income taxes:

The calculation of income taxes requires judgment in applying tax laws and regulations, estimating the timing of the reversals of temporary differences, and estimating the reliability of deferred tax assets. These estimates impact current and deferred income tax assets and liabilities, and current and deferred income tax expenses.

Property, plant, and equipment

Property, plant, and equipment are recorded at cost, net of accumulated depreciation, and are depreciated as follows:

●	Office equipment and furniture: 30% declining balance method.

Property consists of land holdings at CuMo, Idaho (Boise Property). As of December 31, 2022, the Company had no depreciable assets on its balance sheet. Depreciation expense for the periods and December 31, 2022, and June 30, 2022, was $-0- and $-0-, respectively.

Unproven mineral right interests

The Company capitalizes into intangible assets all costs, net of any recoveries, of acquiring, exploring, and evaluating an unproven mineral right interest, until the rights to which they relate are placed into production, at which time these deferred costs will be amortized over the estimated useful life of the rights upon commissioning the property, or written-off if the rights are disposed of, impaired or abandoned.

International CuMo Mining Corporation

Notes to the Unaudited

Financial Statements

December 31, 2022

(Expressed in US dollars)

Management reviews the carrying amounts of mineral rights annually or when there are indicators of impairment and will recognize impairment based upon current exploration results and upon assessment of the probability of profitable exploitation of the rights. An indication of impairment includes but is not limited to expiration of the right to explore, substantive expenditure in the specific area is neither budgeted nor planned, and if the entity has decided to discontinue exploration activity in a specific area. Management’s assessment of the mineral right’s fair value is also based upon a review of other mineral right transactions that have occurred in the same geographic area as that of the rights under review.

Costs include the cash consideration and the fair value of shares issued on the acquisition of mineral rights. Rights acquired under option or joint venture agreements, whereby payments are made at the sole discretion of the Company, are not accrued and are only recorded in the accounts when the payments are made. Proceeds from property option payments received by the Company are netted against the deferred costs of the related mineral rights, with any excess being included in operations.

There may be material uncertainties associated with the Company’s title and ownership of its unproven mineral right interests. Ordinarily the Company does not own the land upon which an interest is located, and title may be subject to unregistered prior agreements or transfers or other undetected defects. As of December 31, 2022, the balance of unproven mineral right interests was $-0-.

Impairment of non-financial assets

At each date of the statement of financial position, the Company reviews the carrying amounts of its tangible and intangible assets to determine whether there is an indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the assets belong.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the statement of loss and comprehensive loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years.

Reclamation provision

An obligation to incur restoration, rehabilitation and environmental costs arises when environmental disturbance is caused by the exploration, development or ongoing production of a mineral property interest. Such costs arising from the decommissioning of plant and other site preparation work, discounted to their net present value, are provided and capitalized at the start of each project to the carrying amount of the asset, as soon as the obligation to incur such costs arises. Discount rates using a pre-tax rate that reflect the time value of money are used to calculate the net present value. These costs are charged against profit or loss over the economic life of the related asset, through amortization using either the unit-of-production or straight-line method. The related liability is adjusted for each period for the unwinding of the discount rate and for changes to the current market-based discount rate, amount or timing of the underlying cash flows needed to settle the obligation. Costs for restoration of subsequent site damage which is created on an ongoing basis during production are provided for at their net present values and charged against profits as extraction progresses.

International CuMo Mining Corporation

Notes to the Unaudited

Financial Statements

December 31, 2022

(Expressed in US dollars)

Fair Value Measurements

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3 - Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. We use the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain balance sheet financial instruments approximates its fair value. These financial instruments include cash and cash equivalents, trade receivables, related party payables, accounts payable, accrued liabilities and short-term borrowings. Fair values were estimated to approximate carrying values for these financial instruments since they are short term in nature, and they are receivable or payable on demand.

The estimated fair value of assets and liabilities acquired in business combinations and reporting units and long-lived assets used in the related asset impairment tests utilize inputs classified as Level 3 in the fair value hierarchy.

As of December 31, 2022, the Company’s financial instruments measured at fair value on a recurring basis were investments, which were classified as “Level 1”.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Management provides a valuation allowance against deferred tax assets for amount which are considered “more likely than not” to be realized. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

International CuMo Mining Corporation

Notes to the Unaudited

Financial Statements

December 31, 2022

(Expressed in US dollars)

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit. On Dec. 18, 2019, FASB released Accounting Standards Update (ASU) 2019-12, which affects general principles within Topic 740, Income Taxes. The amendments of ASU 2019-12 are meant to simplify and reduce the cost of accounting for income taxes. The FASB has stated that the ASU is being issued as part of its Simplification Initiative, which is meant to reduce complexity in accounting standards by improving certain areas of GAAP without compromising information provided to users of financial statements. The Company adopted this guidance on January 1, 2021 which had no impact on the Company’s financial statements.

Income (loss) per share

Basic earnings (loss) per share are computed by dividing the net earnings (loss) attributable to common shareholders by the weighted average number of shares outstanding during the reporting period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of stock options and conversion of notes, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options were exercised and that the proceeds from such exercises were used to acquire common stock at the average market price during the reporting periods.

Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence, related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions that are in the normal course of business and have commercial substance are measured at the exchange amount, which is determined on a cost recovery basis.

Cash and cash equivalents

Cash and cash equivalents in the statement of financial position comprise cash at banks and brokerage firms. As of December 31, 2022 and June 30, 2022 the Company had $267,678 and $127,016 in cash, respectively.

Stock Purchase Warrants

The Company accounts for warrants issued to purchase shares of its common stock as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity. We determine the accounting classification of warrants we issue, as either liability or equity classified, by first assessing whether the warrants meet liability classification in accordance with ASC 480-10, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, then in accordance with ASC 815-40, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Under ASC 480, warrants are considered liability classified if the warrants are mandatorily redeemable, obligate us to settle the warrants or the underlying shares by paying cash or other assets, and warrants that must or may require settlement by issuing variable number of shares. If warrants do not meet the liability classification under ASC 480-10, we assess the requirements under ASC 815-40, which states that contracts that require or may require the issuer to settle the contract for cash are liabilities recorded at fair value, irrespective of the likelihood of the transaction occurring that triggers the net cash settlement feature.

International CuMo Mining Corporation

Notes to the Unaudited

Financial Statements

December 31, 2022

(Expressed in US dollars)

If the warrants do not require liability classification under ASC 815-40, in order to conclude equity classification, we also assess whether the warrants are indexed to our common stock and whether the warrants are classified as equity under ASC 815-40 or other GAAP. After all such assessments, we conclude whether the warrants are classified as liability or equity. Liability classified warrants require fair value accounting at issuance and subsequent to initial issuance with all changes in fair value after the issuance date recorded in the statements of operations. Equity classified warrants only require fair value accounting at issuance with no changes recognized subsequent to the issuance date. We do not have any liability classified warrants as of any period presented.

4.	Other assets

The Company as of December 31, 2022 and June 30, 2022 the Company had other assets of $100,000 and $100,000 respectively.

Reclamation bonds and provisions

During fiscal year 2016 the CuMo project cash bond was refunded to the Company and replaced with a surety from a third party. In exchange for the third party agreeing to guarantee to fund the required Bureau of Land Management reclamation bond currently $278,000 the Company was required to pay a security deposit of US$100,000 and make ongoing annual payments of US$8,340.

The security deposit is refundable when the Company completes the required reclamation clean-up costs.

Although the Company does not anticipate being required to perform significant reclamation activities, to be conservative, it has recorded provisions for estimated reclamation costs based on the assumption that the amounts of the reclamation bonds posted with government authorities and the amount of the non-current deposit (surety deposit), approximate the best estimate of the net present value of expected future reclamation costs that may need to be incurred by the Company.

The estimated reclamation provision is comprised of deposits to the Bureau of Land Management, the United States Forest Service, the third-party provider of the surety, and other agencies for the above properties.

5.	Property and equipment

Property and equipment is comprised of acquiring three parcels of land in Boise County, Idaho as part of CuMo Project. As of December 31, 2022 and June 30, 2022, there was $875,917 in property and equipment.

CUMO PROJECT (United States)

CuMo Property

The CuMo Project is situated in south-central Idaho, approximately 15 miles northeast of the town of Idaho City. It consists of 120 unpatented mineral claims.

International CuMo Mining Corporation

Notes to the Unaudited

Financial Statements

December 31, 2022

(Expressed in US dollars)

The project was optioned to the Company by CuMo Molybdenum Mining Inc. in 2004. The terms of the option agreement called for 300,000 CuMoCo shares (issued) and a combination of advance royalty payments and work requirements outlined below.

1.	Advance royalty payments:

●	US$10,000 upon signing (completed);
●	US$10,000 after 60 days (completed);
●	US$5,000 after 6 months (completed);
●	US$20,000 1st year anniversary (completed);
●	US$20,000 2nd year anniversary (completed);
●	US$15,000 3rd year anniversary (completed);
●	US$15,000 every 6 months thereafter (up-to-date).

These payments are to be credited against a 1.5% net smelter return (“NSR”) which reduces to 0.5% NSR after cumulative payments of US$3,000,000.

2.	Work requirements:

●	US$25,000 during the first year (completed);
●	At least US$50,000 each year thereafter (up-to-date).

Adair Property

On February 5, 2017, the Company completed an agreement to acquire from a group of local prospectors twenty (20) unpatented mining claims adjacent to the CuMo property. The consideration payable for the claims was a one-time payment of the issuance by ICMC’s of a 7-year term silver convertible debenture valued at US$ 250,000 (issued), one million common shares of CuMoCo (issued), and the sum of US$ 10,625 (paid) representing an advance on the initial 6-month interest payment on the convertible debenture.

BOISE PROPERTY (United States)

On July 8, 2012, the Company completed an option agreement to purchase three parcels of land that included surface rights located in Boise County, Idaho. These parcels of land, inclusive of six patented claims, are contiguous to and provide access to the CuMo project. The costs associated with this property are recorded in property and equipment. Refer to Note 7.

International CuMo Mining Corporation

Notes to the Unaudited

Financial Statements

December 31, 2022

(Expressed in US dollars)

6.	Convertible notes

ICMC has entered into five different promissory note agreements with third-party lenders as follows:

		December 31, 2022	June 30, 2022
a)	Promissory notes comprised of the sale of Idaho CuMo Units (“CuMo Unit”) for total proceeds of US$1,250,000. Each CuMo Unit costs $250,000, consists of a promissory note which accrues annual interest at 8.5%, matures 7 years from the date of issuance and includes an option to enter into a Silver Purchase Agreement Right with the Company. Upon notice that the triggering event has occurred (the decision by the Company to go into production), the CuMo Unit holder has 30 days to enter into the Silver Purchase Agreement Right. The Silver Purchase Agreement Right allows the holder to purchase up to 375,000 ounces of refined silver from the Company at price of US$5.00/ounce, plus make an upfront payment of $250,000. The Silver Purchase Agreement Right expires if:
a.      it is not entered into within 30 days of the triggering event; or
b.      if the principal amount of the loan is prepaid in whole or in part prior to maturity (this prepayment requires the consent of the lender); or
c.      the maturity date is reached.

	These notes are secured by all of the assets of ICMC, except for the six patented claims that make up the Boise Property.	1,250,000	1,250,000

b)	Promissory note comprised of total proceeds of US$500,000. This loan accrues annual interest at 8.5% and was amended on January 29, 2016 to extend the maturity date to December 31, 2025. This loan also includes an option to enter into a Silver Purchase Agreement Right (same terms as noted above in a)) with the Company. This note is secured by the six patented claims which make up the Boise Property owned by ICMC.	500,000	500,000

c)	Promissory note comprised of total proceeds of US$500,000, issued pursuant to an option agreement that has since gone into default. This note has the same terms as those disclosed in Note 10 a), except that this note is unsecured.	500,000	500,000

d)	Promissory notes comprised of loans totalling US$20,000. These loans accrue annual interest at 8.5%, paid semi-annually, and mature seven years from the grant dates. The loans also contain a Silver Purchase Agreement Right that allows the holders to purchase up to 1 ounce of silver for every $1 of promissory note principal, at a price of US$5.00/ounce. These notes are secured by all of the assets of ICMC, except for the six patented claims that make up the Boise Property.	20,000	20,000

e)	August 20, 2021, Promissory notes comprised of loans totalling US$1,089,000. These loans are paid an annual interest at 7.5%, paid semi-annually, and mature seven years from the grant dates. Computershare is registered transfer agent for these units and ensures interest is paid. The notes Are listed for trading on the Austrian stock exchange. The loans also contain a Silver Purchase Agreement Right that allows the holders to purchase up to 1 ounce of silver for every $1 of promissory note principal, at a price of US$5.00/ounce.

	These notes are secured by all of the assets of ICMC, except for the six patented claims that make up the Boise Property.	1,079,000	1,079,000

	Convertible notes, non-interest bearing with a 30 month maturity convertible to common shares at $0.10 per share. Upon conversion the noteholder will receive one five year warrant with a strike price of $0.15 per share	325,000
	Total principal outstanding	3,674,000	3,349,000
	Accrued interest	1,557,514	1,431,246
	Total	$5,231,514	$4,780,246

As of December 31, 2022, and June 30, 2022 the Company has total promissory notes issued and outstanding in the amount of $3,674,000 and $3,349,000, respectively.

International CuMo Mining Corporation

Notes to the Unaudited

Financial Statements

December 31, 2022

(Expressed in US dollars)

7.	Related party transactions

Details of the transactions between the Company and other related parties are disclosed below.

(a)	Compensation of key management personnel

The Company’s related parties consist of companies owned by or associated with executive officers and directors as follows:

Nature of transactions
Dykes Geologic Systems Ltd.	Exploration and administration fees
Steven Rudofsky	CEO Management fees
Andrew Brodkey	COO management fees
Robert Scannell	CFO management fees

During the years ended June 30, 2022 and 2021, the Company incurred the following fees in the normal course of operations in connection with companies owned by key management and directors. Fees have been measured at the exchange amount which is determined on a cost recovery basis.

	30-Jun	30-Jun
	2022	2021
Salaries and management fees - Geologic	89,555	33,241
Exploration fees - Geologic	155,854	13,041
Steven Rudofsky	125,000	0
Andrew Brodkey	92,000	0
Robert Scannel	100,000	0

	562,409	46,282

Dykes Geologic Systems Ltd. (“Geologic Systems”) is 50% owned by Shaun Dykes, President and CEO of the Company, and 50% owned by his spouse. Dykes Geologic Systems Ltd. is the full legal name. The company is also known as Geologic Systems Ltd., which is its trade name.

International CuMo Mining Corporation

Notes to the Unaudited

Financial Statements

December 31, 2022

(Expressed in US dollars)

Amounts due to related parties are unsecured, non-interest bearing and due on demand. Trade and other payables at June 30, 2022 included $0 (June 30, 2021: $0), which were due to officers, directors and private companies controlled by directors and officers of the Company.

The remuneration of directors and other members of key management personnel during the years ended June 30, 2022 and 2021 were as follows  :

	Note	2022	2021
		$	$

Salaries and fees	(i)	562,409	46,282
		562,409	46,282

8.	Equity

(a)	Capital

At December 31, 2022, the Company’s authorized share capital consisted of 500,000,000 shares of common stock with no par value. As of December 31, 2022, and June 30, 2022, the Company had 136,000,000 shares issued and outstanding.

Fiscal 2023

The Company did not issue any common stock during the six month period ended December 31, 2022.

Fiscal 2022

During the year ended June 30, 2022, the Company issued 31,000,000 units as private placement which was valued at $10 per share or, $3,100,000. The units consist of one share of common stock and one 5-year warrant to exercisable at $0.15 per share. The common shares were comprised of the following:

●	5,320,000 shares were issued for services performed by related parties
●	910,000 shares were issued for service performed by consultants
●	2,850,000 shares were sold to investors for cash proceed of $285,000
●	21,920,000 shares were issued to the former parent company to satisfy intercompany debt

Warrants

As of June 30, 2022, the Company had 31,00,000 warrants outstanding with a strike price of $0.15. During the three month ended December 31, 2022, the Company issued 3,250,000 additional warrants with the same strike price

All of the warrants have expiration dates at various times in 2027 beginning in May 2027

International CuMo Mining Corporation

Notes to the Unaudited

Financial Statements

December 31, 2022

(Expressed in US dollars)

9.	Commitments

a)	During 2016 the Company entered into a surety agreement that guarantees the reclamation bond on the CuMo Property. In order to maintain the good standing of this surety, the Company is required to make an annual payment of US$8,340.

10.	Subsequent events

On January 23, 2023, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Joway Health Industries Group Inc(“Joway”), a Nevada corporation. Pursuant to the terms of the Share Exchange Agreement, the Company’s shareholders have transferred all the issued and outstanding shares of common stock of the Company to Joway in exchange for 182,240,000 newly issued shares of Joway’s common stock. As a result of this share exchange (the “Exchange”), the Company became a wholly-owned subsidiary of Joway.

During the three month ended December 31, 2022 the Company raised $350,000 from sale of convertible debentures, convertible to common stock at a fixed price of $0.10 per share. In connection with the issuance of these debentures, the company issued 3,500,000 five year warrants with a strike preice of $0.15 per share.